UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
NETS Trust
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State of Incorporation or Organization)	(See Next Page) (I.R.S. Employer Identification No.)

50 South LaSalle Street, Chicago, Illinois (Address of principal executive offices)	60603 (Zip Code)
Securities to be registered pursuant to
Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which	(I.R.S. Employer
to be so Registered:	Each Class is to be so Registered:	Identification No.)
NETS™ BEL 20® Index Fund (Belgium)	NYSE Arca, Inc.	26-1855237

NETS™ Hang Seng China Enterprises Index Fund	NYSE Arca, Inc.	26-1854769

NETS™ CAC40® Index Fund (France)	NYSE Arca, Inc.	26-1752158

NETS™ Hang Seng Index Fund (Hong Kong)	NYSE Arca, Inc.	26-1752229

NETS™ ISEQ 20 Index Fund (Ireland)	NYSE Arca, Inc.	26-1854794

NETS™ TA-25 Index Fund (Israel)	NYSE Arca, Inc.	26-1854885

NETS™ TOPIX Index Fund (Japan)	NYSE Arca, Inc.	26-1752296

NETS™ AEX-index® Fund (The Netherlands)	NYSE Arca, Inc.	26-1854577

NETS™ PSI 20® Index Fund (Portugal)	NYSE Arca, Inc.	26-1855350
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-147077.
Securities to be registered pursuant to Section 12(g) of the Act:
NONE

Item 1. Description of Registrant’s Securities to be Registered.
A description of the shares of beneficial interest, $0.0001 par value, of NETS Trust (the “Trust”) to be registered hereunder is set forth in Pre-Effective Amendment No. 2 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-147077; 811-22140), as filed on March 14, 2008 (“Registration Statement”), which description is incorporated herein by reference as filed with the Securities and Exchange Commission.
Item 2. Exhibits
1. The Trust’s Agreement and Declaration of Trust is included as Exhibit (a) to the Trust’s Registration Statement, and incorporated herein by reference.
2. The Trust’s By-Laws are included as Exhibit (b) to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-147077; 811-22140), as filed on February 13, 2008, and incorporated herein by reference.
SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NETS TRUST
Date: March 14, 2008	By:	/s/ Peter K. Ewing
		Name:	Peter K. Ewing
		Title:	Vice President